          As filed with the Securities and Exchange Commission on July 12, 2001.

                                                    Registration No. 333-_______
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        j2 GLOBAL COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

              Delaware                                      51-0371142
       (State of incorporation)                          (I.R.S. Employer
                                                      Identification Number)

                             6922 Hollywood Blvd.
                                   Suite 800
                         Hollywood, California  90028
                   (Address of principal executive offices)

                        j2 Global Communications, Inc.
                       2001 Employee Stock Purchase Plan

                              Richard S. Ressler
                             Chairman of the Board
                        j2 Global Communications, Inc.
                             6922 Hollywood Blvd.
                                   Suite 800
                         Hollywood, California  90028
              (Name and address of agent for service) (Zip code)

                                (323) 860-9200
             (Registrant's telephone number, including area code)

                        Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------
Title Of                 Amount To Be        Proposed Maximum      Proposed Maximum       Amount Of
 Securities To Be       Registered (1)      Offering Price Per    Aggregate Offering     Registration
 Registered                                      Share (2)            Price (2)            Fee (3)
-------------------------------------------------------------------------------------------------------
Common Stock,          500,000 shares       $3.975               $1,987,500              $496.88
 $0.01 per share
-------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Common Stock of j2 Global Communications, Inc. (the "Company") as reported on the NASDAQ National Market on July 5, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

          (a) Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2000, filed April 30, 2001;

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed May 15, 2001;

          (c) Current Reports on Form 8-K filed on April 23, 2001 and July 2, 2001, respectively; and

          (d) The "Description of Capital Stock" contained in the Company's Registration Statement on Form S-1/A filed with the Commission on July 22, 1999, and any other amendments or reports filed for the purpose of updating such description.

          All documents filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K; and provided further, that any report or reports furnished subsequent to the date hereof under Item 9 of Form 8-K shall not be Incorporated Documents.

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          The validity of the shares of the Common Stock registered pursuant to this Registration Statement and certain other matters will be passed upon by Jeffrey D. Adelman, Vice President, General Counsel and Secretary of the Company. As of July 9, 2001, Mr. Adelman owned 3,750 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

          As permitted by Delaware law, the Company's certificate of incorporation includes a provision that eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Article VI of our by-laws provides:

"The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term 'Corporation' shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term 'other enterprise' shall include any corporation, partnership, joint venture, trust or employee benefit plan; service 'at the request of the Corporation' shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, our participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation."

          The Company has also obtained a policy of directors' and officers' liability insurance for its directors and officers to insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

          The following are filed as exhibits to this registration statement:

EXHIBITS

4.1 Provisions of the Amended and Restated Certificate of Incorporation of the Company that define the rights of security holders of the Company (incorporated by reference to Exhibit 3.1 of the Company's registration statement of Form S-1 filed on April 16, 1999)

4.2 Provisions of the Amended and Restated Bylaws of the Company that define the rights of security holders of the Company (incorporated by reference to Exhibit 3.2 of the

          Company's registration statement of Form S-1 filed on April 16, 1999)

5. Opinion of Jeffrey D. Adelman, Vice President, General Counsel and Secretary of the Company, as to the validity of the securities to be issued

10.       j2 Global Communications, Inc. 2001 Employee Stock Purchase Plan

23.1.     Consent of KPMG LLP, independent accountants

23.2. Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)

24.       Power of Attorney (included on signature page).


Item 9.   Undertakings

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of a Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the above requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 12th day of July, 2001:


                                   j2 Global Communications, Inc.



                                   By: /s/ Richard S. Ressler
                                     ----------------------------
                                     Richard S. Ressler
                                     Chairman of the Board

     KNOW ALL PERSONS BY THESE PRESENTS, that such person whose signature appears below constitutes and appoints Richard S. Ressler, Jeffrey D. Adelman, and Nehemia Zucker, and each of them severally, his true and lawful attorneys-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act or Exchange Act and any rules, regulations and requirements of the Commission, in connection with the registration under the Securities Act of the securities of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the securities of the Registrant, to any and all amendments thereto (including post-effective amendments) to this Registration Statement, to any related Rule 462(b) Registration Statement and to any documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 12, 2001 by the following persons in the capacities indicated.

Signature                        Title
---------                        -----

/s/ Richard S. Ressler
                                 Chairman of the Board
------------------------------
Richard S. Ressler


/s/ Nehemia Zucker
                                 Chief Financial Officer
------------------------------
Nehemia Zucker


/s/ Douglas Y. Bech
                                 Director
------------------------------
 Douglas Y. Bech


/s/ Robert J. Cresci
                                 Director
------------------------------
Robert J. Cresci


/s/ John F. Rieley
                                 Director
------------------------------
John F. Rieley


/s/ Michael P. Schulhof
                                 Director
------------------------------
Michael P. Schulhof

INDEX TO EXHIBITS

EXHIBITS

4.1 Provisions of the Amended and Restated Certificate of Incorporation of the Company that define the rights of security holders of the Company (incorporated by reference to Exhibit 3.1 of the Company's registration statement of Form S-1 filed on April 16, 1999)

4.2 Provisions of the Amended and Restated Bylaws of the Company that define the rights of security holders of the Company (incorporated by reference to Exhibit 3.2 of the Company's registration statement of Form S-1 filed on April 16, 1999)

5. Opinion of Jeffrey D. Adelman, Vice President, General Counsel and Secretary of the Company, as to the validity of the securities to be issued

10.     j2 Global Communications, Inc. 2001 Employee Stock Purchase Plan

23.1.   Consent of KPMG LLP, independent accountants

23.2. Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)

24.     Power of Attorney (included on signature page).